     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000


                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SBS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

NEW MEXICO                                               85-0359415
(State of incorporation)                     (IRS Employer Identification No.)

       2400 LOUISIANA BLVD NE, AFC BLDG 5, SUITE 600, ALBUQUERQUE NM 87110
                                  505-875-0600
                  (Address and telephone number of registrant's
                          principal executive offices)

MR. CHRISTOPHER J. AMENSON       Copy to:
SBS TECHNOLOGIES, INC.           Alison K. Schuler, Esquire
2400 LOUISIANA BLVD NE           Schuler, Messersmith, Daly & Lansdowne
AFC BLDG. 5, SUITE 600           4300 San Mateo Blvd. NE
ALBUQUERQUE, NM  87110           Suite B-380
505-875-0600                     Albuquerque, NM 87110
                                 505-872-0800
(Name, address, and telephone number
 of agent for service)

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                                   Proposed
      Title of each class              Amount to be            Proposed            maximum            Amount of
      of securities to be               Registered         maximum offering   aggregate offering  registration fee
           registered                                      price per unit 1        price 1
--------------------------------- ----------------------- ------------------- ------------------- ------------------
Common Stock                         174,863 shares             $33.675            5,888,511           $1,554.57
--------------------------------- ----------------------- ------------------- ------------------- ------------------

1 Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c).


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                       (ii)

                       PROSPECTUS (Subject to Completion)

                             SBS TECHNOLOGIES, INC.

                         174,863 SHARES OF COMMON STOCK
                    Offered for sale by Selling Shareholders

The Selling Shareholders will, from time to time, be selling shares ("Shares")of the Common Stock of SBS Technologies, Inc. ("SBS" or "we")that they received in connection with the acquisition by SBS of SciTech, Inc. on December 20, 1999. The Selling Shareholders may make transfers, assignments, devises, pledges or donations to other persons and successors in interest, and we include those other persons in our use of the term Selling Shareholders. THE SELLING SHAREHOLDERS WILL RECEIVE THE PROCEEDS FROM ANY SALES OF THE SHARES. WE WILL NOT RECEIVE ANY PROCEEDS.

The Selling Shareholders may offer and sell the Shares as follows:

- On the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or otherwise.
-        At then prevailing or at negotiated fees.
- By payment of all selling and other expenses, including discounts, commissions or fees, except those paid by the purchasers of Shares. We will pay only the expenses of preparing and filing this Prospectus and the Registration Statement associated with it with the Securities and Exchange Commission and for registering and qualifying the Shares. Please see "Distribution" for more information.

The Selling Shareholders and brokers through whom sales of Shares are made may be deemed to be "underwriters" under Section 2(a)(11) of the Securities Act of 1933, as amended ("Act"). If they are, any profits they realize may be deemed to be underwriting commissions under the Act.

Our Common Stock is listed on the NASDAQ National Market System under the trading symbol "SBSE". The closing price of our stock as reported by NASDAQ on May 9, 2000 was $33.625.

PROSPECTIVE INVESTORS IN THE SHARES SHOULD CAREFULLY READ THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 12, 2000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


You should rely only on the information in this Prospectus in making your investment decision. We, and the Selling Shareholders, have not authorized anyone to give you any other information or representations. The information in the Prospectus is current only as of the date of the Prospectus and not necessarily as of any later date.

                               TABLE OF CONTENTS

Prospectus Summary ....................................................   3
         SBS Technologies, Inc.........................................   3
         The Offering..................................................   4

Risk Factors ..........................................................   4
         A major part of SBS' growth strategy is to acquire
                  businesses, which it may not be able to identify,
                  or if acquired, to integrate effectively. ...........   4
         SBS' earnings could be adversely affected because of
                  charges resulting from acquisitions. ................   4
         SBS' operating results can fluctuate and can affect the
                  market price for SBS' common stock. .................   5
         SBS' business might be materially adversely affected if
                  defense spending decreases. .........................   5
         Changes in industry standards or technology could require
                  SBS to expend substantial funds to redesign its
                  technology. .........................................   5
         SBS' product markets might not develop. ......................   6
         SBS has significant competition in most of its markets. ......   6
         SBS purchases many of the components it uses from third
                  parties, and its business could be adversely
                  affected if some of those components are not
                  available on time. ..................................   7
         SBS is dependent on qualified employees. .....................   8
         SBS has limited patent protection on its technology. .........   8
         SBS could have significant product liability. ................   8
         SBS' international sales subject it to additional risks. .....   8
         Exchange rate fluctuations could reduce SBS' earnings
                  when stated in U.S. dollars. ........................   9
         The Euro conversion might have a material adverse effect
                  on SBS' financial position, results of operations,
                  or liquidity. .......................................   9
         The political and economic policies and concerns of
                  countries in which SBS makes or could make sales
                  could result in the adoption of new trade policies
                  in those countries or the United States, or lead to
                  trade disputes between those countries and the
                  United States. ......................................   9
         Outstanding options and registration rights
                  could have a potential dilutive effect. .............   9
         SBS' common stock has limited public float and trading,
                  and its stock price can be volatile. ................  10
         SBS has not paid and does not expect to pay dividends. .......  10

Selling Shareholders...................................................  10
Plan of Distribution ..................................................  12
Legal Matters .........................................................  12
Experts ...............................................................  13
Recent Events .........................................................  13
Documents Incorporated By Reference....................................  13
Statement of Available Information ....................................  14

                               PROSPECTUS SUMMARY

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SBS' ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS. THESE FACTORS INCLUDE INACCURATE ASSUMPTIONS AND A BROAD VARIETY OF OTHER RISKS AND UNCERTAINTIES, INCLUDING SOME THAT ARE KNOWN AND SOME THAT ARE NOT. NO FORWARD-LOOKING STATEMENT CAN BE GUARANTEED AND ACTUAL FUTURE RESULTS MAY VARY MATERIALLY. ALTHOUGH IT IS NOT POSSIBLE TO PREDICT OR IDENTIFY ALL THOSE FACTORS, THEY MAY INCLUDE THOSE SET FORTH IN THE "RISK FACTORS" SECTION AND ELSEWHERE IN THIS PROSPECTUS.


SBS TECHNOLOGIES, INC.

 SBS Technologies, Inc. is a leading manufacturer of embedded computer components and systems used in a variety of applications, such as telecommunications, medical imaging, industrial control, and flight instrumentation, in the commercial and aerospace markets. SBS has three operating segments: the Computer Group, the Aerospace Group, and the Communications Group. SBS's product lines include CPU (Pentium-Registered Trademark-) and PowerPC-TM- boards, input/output (I/O) modules, avionics modules and analyzers, computer connectivity products, expansion units, communications network I/O products, real-time networks, telemetry boards, data acquisition software, DIN-rail embedded PCs, and industrial-grade computers. SBS capitalizes on its design expertise and customer service capabilities to enhance product quality and reduce time to market for OEM customers. SBS intends to continue its growth through a combination of internal growth and acquisitions. SBS achieves internal growth by expanding its existing product lines through new product development, through increasing penetration of its existing customer base, and by adding new customers. SBS was incorporated in New Mexico in November 1986.

The address of SBS' executive offices is 2400 Louisiana Boulevard NE, AFC Building 5, Suite 600, Albuquerque, New Mexico 87110. SBS' telephone number is
505.875.0600. References in this Prospectus to "We" or "SBS" are to SBS Technologies, Inc. and its consolidated subsidiaries. As of April 30, 2000, SBS had eight subsidiaries: SBS Technologies, Inc., Telemetry and Communications Products ("Telemetry"), SBS Technologies, Inc., Modular I/O ("Modular I/O"), SBS Technologies, Inc., Embedded Computers ("Embedded Computers"), SBS Technologies, Inc., Connectivity Products ("Connectivity Products"), SBS Technologies, Inc., Industrial Computers ("Industrial Computers"), SBS Technologies, Inc., Communications Products ("Communications"), SDL Communications, Inc. ("SDL") and SBS Technologies, Inc. Foreign Holding Company ("Foreign Holding"). SBS Technologies Holding GmbH ("Holding GmbH") is a subsidiary of Foreign Holding. SBS Technologies Europe GmbH ("Europe GmbH") and ORTEC Electronic Assembly GmbH ("ORTEC") are subsidiaries of Holding GmbH. On July 1, 1998 Holding GmbH acquired OR Industrial Computers GmbH ("OR"). In August, 1999, SBS formed a partnership between Holding GmbH, OR, and a newly formed general partner, SBS OR Computers Verwaltungs GmbH.

IndustryPack-Registered Trademark- is a registered trademark of SBS.
PC - MIP-TM- is a trademark of MEN Micro, Inc. of Carrollton, Texas, and SBS Technologies, Inc. All other trademarks or tradenames referred to in this document are the property of their respective owners.

THE OFFERING

         The Selling Shareholders are offering 174,863 Shares of SBS Common Stock from time to time on a continuous basis. See the Cover Page for more information.

                                  RISK FACTORS

Statements in this Prospectus about SBS' outlook for its business and markets, such as projections of future performance, statements of management's plans and objectives, forecasts of market trends and other matters, are forward-looking statements that involve risks and uncertainties. SBS' actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed below.

A MAJOR PART OF SBS' GROWTH STRATEGY IS TO ACQUIRE BUSINESSES, WHICH IT MAY NOT BE ABLE TO IDENTIFY, OR IF ACQUIRED, TO INTEGRATE EFFECTIVELY. SBS has increased the scope of its operations through the acquisition of nine businesses and product lines acquired since 1992. SBS acquired Telemetry in fiscal 1993; Modular I/O in fiscal 1995; Embedded Computers in fiscal 1997; Connectivity Products in fiscal 1997; Industrial Computers in fiscal 1998; OR, ORTEC, and OR Computer, Inc. (merged into Embedded Computers); and Communications in fiscal 1999; and SciTech, Inc. (merged into Communications) and SDL in fiscal 2000. SBS' management and financial controls, personnel, and other corporate support systems might not be adequate to manage the increase in the size and the diversity of scope of SBS' operations as a result of the recent acquisitions or any future acquisitions. In addition, SBS' acquisitions might not increase earnings and the companies acquired might not continue to perform at their historical levels.

A major element of SBS' business strategy is to continue to pursue acquisitions that either expand or complement its business. In the future, SBS might not be able to identify and acquire acceptable acquisition candidates on terms favorable to SBS, and in a timely manner. SBS could use a substantial portion of its capital resources for these acquisitions. Consequently, SBS may require additional debt or equity financing for future acquisitions. This financing may not be available on terms favorable to SBS, if at all. Also, even if SBS does acquire other businesses, it will continue to encounter the risks associated with the integration of the acquisitions described above.

SBS anticipates that one or more potential acquisition opportunities, including some that could be material, may become available in the near future. If and when appropriate acquisition opportunities become available, SBS intends to pursue them actively. An acquisition by SBS might or might not, however, occur. An acquisition which does occur could potentially materially and adversely affect SBS and might not be successful in enhancing SBS' business.

SBS' EARNINGS COULD BE ADVERSELY AFFECTED BECAUSE OF CHARGES RESULTING FROM ACQUISITIONS. As part of its strategy for growth, SBS acquires compatible businesses. Not infrequently, in accounting for a newly acquired business, SBS is required to amortize, over a period of years, intangible assets, including goodwill. Although usually the acquired business' current operating profit offsets the amortization expense, no one can assure that an acquired business' operations will remain at their current levels. A decrease in the acquired business' operating profit could reduce SBS' overall net income and earnings per share. In addition, no one can assure that changes in future markets or technologies will not require faster amortization of goodwill in such a way that the overall financial condition or results of operations of SBS would be adversely affected. SBS may also be required, under generally accepted accounting principles, to charge against earnings upon consummation of an acquisition the value of an acquired business' technology which does not meet the accounting definition of "completed technology."

SBS' OPERATING RESULTS CAN FLUCTUATE AND CAN AFFECT THE MARKET PRICE FOR SBS' COMMON STOCK. SBS has experienced fluctuations in its operating results in the past and may experience those fluctuations in the future. Sales, on both an annual and a quarterly basis, can fluctuate as a result of a variety of factors, many of which are beyond SBS' control. These factors include the timing of customer orders, manufacturing delays, delays in shipment due to component shortages, cancellations of orders, the mix of products sold, cyclicality or downturns in the markets served by SBS' customers, including significant reductions in defense spending affecting certain of SBS' customers, and regulatory changes. Because those fluctuations can happen, SBS believes that comparisons of the results of its operations for preceding quarters are not necessarily meaningful and that investors should not rely on the results for any one quarter as an indication of how SBS will perform in the future. Investors should also understand that, if SBS' sales or earnings for any quarter are less than the level expected by securities analysts or the market in general, the market price for SBS' Common Stock could immediately and significantly decline.

SBS' BUSINESS MIGHT BE MATERIALLY ADVERSELY AFFECTED IF DEFENSE SPENDING DECREASES. In each of fiscal 1999, 1998 and 1997, although no one customer or group of entities known to be under common control exceeded 10% of SBS' sales, SBS derived a significant portion of its sales directly or indirectly from the U.S. Department of Defense. SBS expects that the Department of Defense will continue to be a significant source of sales. Changes in the geopolitical environment or in national policy might result in significantly reduced defense spending. Reduced spending could significantly reduce SBS' marketing opportunities and sales, and, therefore, materially adversely affect its financial condition, results of operations, or liquidity. Also, SBS believes that many of its potential customers will rely on U.S. government funding for the purchase of SBS' products. Sales to these customers may be reduced if those funds are unavailable or delayed because of budget constraints or bureaucratic processes.

CHANGES IN INDUSTRY STANDARDS OR TECHNOLOGY COULD REQUIRE SBS TO EXPEND SUBSTANTIAL FUNDS TO REDESIGN ITS TECHNOLOGY. Most of SBS' products are developed to meet certain industry standards, which define the basis of compatibility in operation and communication of a system supported by different vendors. Among such standards which SBS' products meet are MIL-STD-1553, Telemetry IRIG Standards and various ANSI standards. These standards are continuing to develop and can change. If these standards are eliminated or changed, the design, manufacture or sale of SBS' products could be inappropriate or obsolete and could require costly redesign to meet new or emerging standards. SBS also believes that its success will depend in part on its ability to develop products that evolve with changing industry standards and customer preferences. SBS may or may not be successful in developing those products in a timely manner, or in selling the products it develops. SBS' delay or failure to adapt to changing industry standards could significantly and adversely affect its marketing and sales, and financial condition.

Many of SBS' product designs rely on state of the art digital technology. Future advances in technology might render SBS' existing product lines obsolete, which would require SBS to undertake costly redesign of its products to maintain its competitive position. SBS might not be able to incorporate the new technology into its existing products or to redesign its existing products in order to compete effectively.

SBS' competitors are continually introducing new and enhanced products and solutions for business needs. These products and solutions probably will affect the competitive environment in the markets in which they are introduced. The development of new products and technologies, or the adaptation or development of products and technologies in response to them, requires commitments of financial resources, personnel and time well in advance of sales. Decisions with respect to those commitments must accurately anticipate both future demand and the technology that will be available to meet that demand. SBS might not be able to adapt to future technological changes. If it does not, SBS' business might significantly decline.

SBS' PRODUCT MARKETS MIGHT NOT DEVELOP. Many of SBS' potential customers design and manufacture standard bus embedded computers internally. Increased market acceptance of SBS' products and services depends in part on these customers relying on SBS instead of themselves to provide embedded computer components. SBS believes that increased market acceptance of its products will also depend on a number of factors. These factors include the quality of SBS' design and production expertise, the increasing use and complexity of embedded computer systems in new and traditional products, the expansion of markets that are served by standard bus embedded computers, time-to-market requirements of the Company's actual and potential products, the assessment of direct and indirect cost savings, and customers' willingness to rely on SBS for mission-critical applications. SBS believes that in many customer applications, the cost of its products may exceed or be perceived to exceed the cost of internal development. SBS will not be able to achieve its business growth objectives if market acceptance of its products does not increase.

SBS HAS SIGNIFICANT COMPETITION IN MOST OF ITS MARKETS. The standard bus embedded computer industry is highly competitive and fragmented, and SBS' competitors differ depending on product type, company size, geographic market and application type. SBS faces competition in each of its product lines. SBS believes that because of the diverse nature of SBS' products and the fragmented nature of the embedded computer market, there is little overlap of competitors for each product line. Competition in all of SBS' product lines is based on: performance, customer support, product longevity, supplier stability, breadth of product offerings and reliability. For the 1999 fiscal year, SBS had sales of $106.0 million and net income of $12.3 million. For the nine months ended March 31, 2000, SBS had sales of $90.3 million and net income of $10.0 million. Many of SBS' existing and potential competitors are bigger companies that have financial, technological and marketing resources significantly greater than that of SBS, which may give them a competitive advantage. They and other competitors may have established relationships with customers or potential customers who can make it harder for SBS to sell its products to those customers. SBS cannot assure that it will be able to compete effectively in its current or future markets. Also, competitive pressures might significantly adversely affect SBS' marketing and sales, and financial condition.

In the CPU market in which Embedded Computers, Communications, and OR products are marketed, SBS competes with a number of other suppliers of CPU boards. SBS' direct competitors include other companies that build CPU boards based on Intel microprocessor technology, such as Force Computers, Inc. (a wholly-owned subsidiary of Solectron Corporation), RadiSys Corporation, VMIC, Inc. and XYCOM, Inc. Through Communications and OR, SBS also competes with suppliers of CPU boards based on Motorola 68OxO, and PowerPC architectures.

In the generalized computer I/0 product area served by Modular I/O and its IP, PMC and PC - MIP product lines, SBS has two classes of competition. The first class includes companies that compete directly by selling these products. The second class includes companies that compete with these products using a different implementation to provide functionally equivalent products. SBS' competitors in each of these classes include Acromag, Inc., Systran, Inc. and VMIC, Inc. In SBS' communications network I/O products business, SBS competes with other suppliers of network I/O products based on PMC, PCI and CompactPCI form factors. These include Performance Technologies, Inc., Brooktrout Technologies, Inc. and Lan Media Corporation.

In the telemetry market, SBS competes with suppliers such as L3 Communications, Inc., Metrum-Datatape, Inc. and Veridan, Inc.

In the avionics interface market in which SBS' MIL-STD 1553 products are marketed, SBS competes with a number of other companies that produce similar avionics interface products. SBS' competitors include Ballard Technologies, Inc., Data Devices Corporation, Excalibur Technologies Corporation, Condor Engineering and Gesellschaft Fur Angewandte Informatik und Mikroelekemik, GmbH.

In SBS' computer connectivity and expansion unit product line, SBS competes with personal computer manufacturers that offer computer motherboards with multiple PCI slots and with companies that have similar product lines. There is no significant direct competitor in this market.

In SBS' industrial computer systems and enclosure business, SBS competes with other suppliers of ISA/PCI and CompactPCI systems and enclosures such as I-Bus, a subsidiary of Maxwell Technologies, RadiSys Corporation and Industrial Computer Source.


SBS PURCHASES MANY OF THE COMPONENTS IT USES FROM THIRD PARTIES, AND ITS BUSINESS COULD BE ADVERSELY AFFECTED IF SOME OF THOSE COMPONENTS ARE NOT AVAILABLE ON TIME. Many of SBS' products contain state of the art digital electronic components. SBS is dependent upon third parties for the continuing supply of many of these components. Some of the components are obtained from a sole supplier or a limited number of suppliers, for which alternate sources may be difficult to locate. Moreover, suppliers may discontinue or upgrade some of the products incorporated into SBS' products, which could require SBS to redesign a product to incorporate newer or alternative technology. Although SBS believes that it has arranged for an adequate supply of components to meet its short-term requirements, SBS does not have contracts which would assure availability and price. If sufficient components are not available when SBS needs them, SBS' product shipments could be delayed, which could affect SBS' sales during certain periods as well as lead to customer dissatisfaction. If enough components are not available, SBS might have to pay premiums for parts in order to make shipment deadlines. Paying premiums for parts would lower or eliminate SBS' profit margin and hurt its business and financial condition, or cause SBS to increase its inventory of scarce parts, which would adversely affect SBS' cash flow.

SBS IS DEPENDENT ON QUALIFIED EMPLOYEES. SBS' ability to maintain its competitive position and to develop and market new products depends, in part, upon its ability to retain key employees and to recruit and retain additional qualified personnel, particularly engineers. If SBS is unable to retain and recruit key employees, its product development, marketing and sales, revenues, and business condition could suffer material adverse effects.

SBS HAS LIMITED PATENT PROTECTION ON ITS TECHNOLOGY. Although SBS believes that some of its processes and equipment may be proprietary, SBS has sought limited patent protection for its technology. SBS has relied upon trade secret laws, industrial know-how and employee confidentiality agreements. SBS' processes and equipment might not provide it with a sufficient competitive advantage to overcome its lack of patent protection. Others could independently develop equivalent or superior products or technology. Also, SBS might not be able to establish trade secret protection, and secrecy obligations might not be honored. If consultants, employees and other parties apply technological information developed independently, by them or others, to SBS projects, disputes may arise as to the proprietary rights to that information. Those disputes may not be resolved in favor of SBS.

SBS could have to litigate to enforce its proprietary rights, protect its trade secrets, determine the validity and scope of the intellectual property rights of others or defend against claims of infringement. That litigation could be very expensive and could divert resources that SBS could otherwise use in its business, which could hurt SBS and its business.

Patent applications in the United States are not publicly disclosed until the patent is issued, so patent applications that relate to SBS' products and technology may have been filed by someone else. SBS does not believe that it infringes any patents of which it is aware, but someone could make a patent infringement claim against SBS. Such a claim might significantly hurt SBS and its business. If someone asserts infringement or invalidity claims against SBS, SBS might have to litigate to defend itself against those claims. In certain circumstances, SBS might try to obtain a license under the claimant's intellectual property rights. The claimant might not be willing to give SBS a license at all or on terms acceptable to SBS.

SBS COULD HAVE SIGNIFICANT PRODUCT LIABILITY. SBS' products and services could be subject to product liability or government or commercial warranty claims. SBS maintains primary product liability insurance for its non-aviation products with a general aggregate limit of $1.0/$2.0 million per occurrence, a $10.0 million lead umbrella policy, and a $40.0 million excess umbrella policy. SBS maintains, for its aviation products, a $100.0 million liability insurance policy, per occurrence. SBS' products are widely used in a variety of applications. If a claim is made against SBS, SBS' insurance coverage might not be adequate to pay for its defense or to pay for any award, in which case SBS would have to pay for it. Also, SBS might not be able to continue that insurance in effect for premiums acceptable to SBS. If a litigant were successful against SBS, a lack or insufficiency of insurance coverage could have a material adverse effect upon SBS.

SBS' INTERNATIONAL SALES SUBJECT IT TO ADDITIONAL RISKS. SBS sells its products in countries throughout the world from its United States and European based operations. These sales subject SBS to various governmental regulations, export controls, and the normal risks involved in international sales. Sales of products internationally are subject to political, economic and other uncertainties, including, among others, risk of war, revolution, expropriation, renegotiation or modification of existing contracts, standards and tariffs, and taxation policies. They are also subject to international monetary fluctuations which may make payment more expensive for foreign customers who may, as a result, limit or reduce purchases.

EXCHANGE RATE FLUCTUATIONS COULD REDUCE SBS' EARNINGS WHEN STATED IN U.S.DOLLARS. Substantially all of SBS' U.S. export sales to date have been denominated in United States dollars and substantially all sales generated by OR have been denominated in German Deutsche Marks. However, some sales in the future may be denominated in other currencies. Any decline in the value of other currencies in which SBS makes sales against the United States dollar or German Deutsche Mark will have the effect of decreasing SBS' consolidated earnings when stated in United States dollars. SBS does not engage in any hedging transactions that might have the effect of minimizing the consequences of currency fluctuations, and SBS does not intend to do so in the immediate future.

THE EURO CONVERSION MIGHT CAUSE A SIGNIFICANT DECLINE IN SBS' FINANCIAL POSITION, RESULTS OF OPERATIONS, OR LIQUIDITY. On January 1, 1999, eleven of the fifteen member countries of the European Union adopted the Euro as their common legal currency and established fixed conversion rates between their existing sovereign currencies and the Euro. The legacy currencies of the participating European Union members will remain legal tender in the participating countries for the transition period from January 1, 1999 to January 1, 2002. Beginning January 1, 2002, the participating countries will issue new Euro-denominated bills and coins for use in cash transactions. Legacy currencies will no longer be legal tender for any transactions beginning July 1, 2002, making conversion to the Euro complete. SBS may incur significant cost to adapt information technology and other systems to accommodate Euro-denominated transactions, the terms and enforceability of its legacy denominated contracts may be affected, and the tax consequences of currency conversion could be adverse.

THE POLITICAL AND ECONOMIC POLICIES AND CONCERNS OF COUNTRIES IN WHICH SBS MAKES OR COULD MAKE SALES COULD RESULT IN THE ADOPTION OF NEW TRADE POLICIES IN THOSE COUNTRIES OR THE UNITED STATES, OR LEAD TO TRADE DISPUTES BETWEEN THOSE COUNTRIES AND THE UNITED STATES. These could limit, reduce, eliminate or disrupt SBS' sales outside the United States, which might adversely affect SBS' total sales and business prospects outside the United States.

OUTSTANDING OPTIONS AND REGISTRATION RIGHTS COULD HAVE A POTENTIAL DILUTIVE EFFECT. In April 1996, SBS registered under the Securities Act options for 133,333 shares held by SBS' Chairman of the Board and Chief Executive Officer, Mr. Amenson. Mr. Amenson expects to exercise and sell, in accordance with trading periods prescribed by SBS policy and in open market transactions, the majority, if not all, of those shares before the options expire on December 31, 2000.

As of May 9, 2000, SBS had 533,543 options outstanding which could be exercised and 1,057,403 options which were not yet eligible for exercise.

SBS' COMMON STOCK HAS LIMITED PUBLIC FLOAT AND TRADING AND ITS STOCK PRICE CAN BE VOLATILE. SBS' Common Stock is traded on The Nasdaq Stock Market. While a public market currently exists for SBS' Common Stock and the number of shares in the public float as of May 9, 2000 was 6,222,796, trading volume in the four weeks ended May 9, 2000 averaged 66,036 shares traded per day. Thus, trading of relatively small blocks of stock can have a significant impact on the price at which the stock is traded. In addition, The Nasdaq Stock Market has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of the Common Stock without regard to the operating performance of SBS. SBS believes factors such as quarterly fluctuations in financial results, announcements of new technologies impacting SBS' products, announcements by competitors or changes in securities analysts' recommendations may cause the market price to fluctuate, perhaps substantially. These fluctuations, as well as general economic conditions, such as recessions or high interest rates, may adversely affect the market price of the Common Stock.

SBS HAS NOT PAID AND DOES NOT EXPECT TO PAY DIVIDENDS. Since its inception, SBS has not paid cash dividends on its Common Stock. SBS intends to retain future earnings, if any, to provide funds for business operations and, accordingly, does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.


                              SELLING SHAREHOLDERS

The following table sets forth the name of each of the Selling Shareholders who are eligible to sell (whether or not they have a present intent to do so) and the positions, offices and other material relationships which the Selling Shareholder has had with SBS or its affiliates since May 9, 1997.

                                                POSITION WITH THE COMPANY
SELLING SHAREHOLDER                             SINCE May 9, 1997
David Scidmore                                  Electronics Engineer(1)

Robert Scidmore                                 Director of
                                                Engineering(1)

(1) SBS acquired SciTech, Inc. in December 1999.  The
    Selling Shareholder was employed by SciTech, Inc. before that acquisition.


    The following table sets forth the name of each Selling Shareholder as of May 9, 2000, the number of shares of Common Stock owned by each Selling Shareholder as of May 9, 2000, the number of Shares eligible to be sold by each Selling Shareholder pursuant to this Prospectus, and the percentage of outstanding Common Stock to be owned by each Selling Shareholder after the offering. The "*" indicates less than one percent of outstanding Common Stock after this offering.


--------------------------------- ------------------------------- ------------------------------ -------------------------------
        SHAREHOLDER NAME           SHARES OF COMMON STOCK OWNED      SHARES OFFERED IN THIS      PERCENT OF COMMON STOCK OWNED
                                        BEFORE OFFERING(1,2)                  OFFERING                   AFTER OFFERING(1,2)
--------------------------------- ------------------------------- ------------------------------ -------------------------------
David Scidmore                                            13,989                         13,989  *
--------------------------------- ------------------------------- ------------------------------ -------------------------------
Robert Scidmore                                          160,874                        160,874  *
--------------------------------- ------------------------------- ------------------------------ -------------------------------
   Total                                                 174,863                        174,863
--------------------------------- ------------------------------- ------------------------------ -------------------------------

(1) A person is deemed to be the beneficial owner of securities that can be acquired upon exercise of options or warrants by that person within 60 days from the date of this Prospectus. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and that are exercisable within 60 days from the date of this Prospectus have been exercised.


(2) Neither Selling Shareholder holds any currently exercisable options to purchase shares of Common Stock, as defined in footnote 1 above, under the Company's stock option plans.

                              PLAN OF DISTRIBUTION

The Selling Shareholders (including, as we previously noted, people to whom they transfer, assign, devise, pledge or donate their Shares and other successors in interest) may sell Shares in any of the following ways:

              -   through dealers,
              -   through agents, or
              -   directly to one or more purchasers.

         The Shares may be distributed from time to time in one or more transactions (which may involve crosses or block transactions) in the following ways:

              - on the Nasdaq National Market System, where the Common Stock is currently traded, or on national stock exchanges where it could become traded in the future, in accordance with their rules,
              -   in the over-the-counter market, or
              - in transactions other than on the Nasdaq National Market System or in the over-the-counter market, or a combination of those transactions.

The Selling Shareholders may transfer the Shares at market prices prevailing at the time of sale, at prices related to those prevailing market prices, at negotiated prices or at fixed prices. They may sell the Shares to or through broker-dealers, who may receive compensation in the form of discounts, commissions, or commissions from the Selling Shareholders. The broker-dealers may also be paid commissions by purchasers of Shares for whom they may act as agent. The Selling Shareholders and any broker-dealers or agents that participate in the distribution of Shares by them might be deemed to be underwriters, and any discounts, commissions, or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more of the Selling Shareholders may act as principals or agents in connection with the offer or sale of Shares by the Selling Shareholders. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

SBS will not receive any of the proceeds from the sale of the Shares, although it will pay the expenses in preparing the Registration Statement and registering the Shares. The Selling Shareholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation Rules 10b-5 and 10b-18 and Regulation M under that Act.

                                  LEGAL MATTERS

    Legal matters with respect to the Common Stock being offered by this Prospectus have been passed upon for the Company by Schuler, Messersmith, Daly & Lansdowne, Albuquerque, New Mexico.

                                     EXPERTS

The consolidated financial statements and schedule of SBS Technologies, Inc. as of June 30, 1999 and 1998, and for each of the years in the three-year period ended June 30, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  RECENT EVENTS

On April 12, 2000, SBS acquired the outstanding shares of SDL from the stockholders of SDL for $25 million in cash, subject to adjustment based on a closing balance sheet. SDL is a privately held company located in Easton, Massachusetts that specializes in the design, manufacture and sales of WAN I/O for the telecommunications and data communications market. SDL designs, manufactures and markets T1/E1, T3/E3, HSSI and OC3 products based on the PCI, CompactPCI and PMC form factors, and supporting protocols such as Frame Relay, HDLC, PPP, X.25 and ATM. In addition, SDL's products support the operating systems most commonly used in communications, including Windows NT, Solaris and VxWorks. SDL customers include major telecommunication OEM companies such as Nokia, Nortel, Motorola, IBM, Network Associates and Compuware.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which are on file with the Securities and Exchange Commission (File No. 1-10981), are incorporated by reference and made a part of this Prospectus:



         A. SBS' Form 8-K reporting the acquisition of SDL Communications, Inc., filed April 26, 2000.
         B. SBS' Form 8-K reporting expected financial results, filed March 22, 2000.
         C.       SBS' Form 10-Q for the quarter ended March 31, 2000.
         D.       SBS' Form 10-Q for the quarter ended December 31, 1999.
         E.       SBS' Form 10-Q for the quarter ended September 30, 1999.
         F.       SBS' Form 10-K for the fiscal year ended June 30, 1999.
         G. The description of SBS' Common Stock contained in SBS' Registration Statement on Form 8-A filed November 2, 1995 under Section 12 of the Exchange Act, including any further amendment or report filed for the purpose of updating that description.


All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and before the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part of it from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or any other subsequently filed document that is also incorporated by reference in this Prospectus modifies or supersedes that statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The documents incorporated by reference in this Prospectus (other than exhibits not specifically incorporated by reference) are available without charge upon the written or oral request of a person, including a beneficial owner, to whom a Prospectus is delivered. The written or oral request should be directed to James
E. Dixon, Jr., Vice President of Finance and Administration, 2400 Louisiana Boulevard, NE, AFC Building 5, Suite 600, Albuquerque, New Mexico 87110; telephone (505)875-0600.

                       STATEMENT OF AVAILABLE INFORMATION

A Registration Statement on Form S-3, including amendments to it, relating to the Shares has been filed by the Company with the Securities and Exchange Commission, Washington, D.C. 20549. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to it. For further information with respect to SBS and the Shares, please refer to that Registration Statement, and exhibits and schedules to it. Statements in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance, a prospective investor should refer to the copy of that contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by that reference.

SBS Technologies, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with those requirements files reports and other information with the SEC. The public may read and copy information, including reports and proxy and information statements, filed by SBS Technologies, Inc. (and by it under its previous name of SBS Engineering, Inc.) with the SEC and the Registration Statement, including exhibits to it, at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C., 20549, or at its Regional Office located at 1801 California Street, Suite 4800, Denver, Colorado 80202-2648. The public may obtain copies of this material from the Public Reference Section of the SEC, 450 Fifth Street N.W., Washington, D.C., 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, such as SBS, that file electronically with the Commission. The address of that site is http://www.sec.gov.

SBS Technologies, Inc. Common Stock is listed on the National Association of Securities Dealers, Inc. National Market System. The public may read reports, proxy and information statements, and other information concerning SBS at the National Association of Securities Dealers, Inc. at 1735 K Street, NW, Washington, D.C. 20006.

SBS has an Internet site, from which the public may obtain reports, proxy and information statements, and other information concerning SBS. The address of that site is http://www.sbs.com.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the actual or estimated expenses incurred or to be incurred by the Registrant in connection with this offering. These expenses do not include underwriting commissions, if any, which will be paid by the Selling Shareholders.

         ITEM                               AMOUNT OF MONEY
         ----                               ---------------
         Registration Fee                     $  1,554.57
         Blue Sky Fees & Expenses             $    -0-
         Legal Fees                           $ 10,000.00*
         Accountants Fees                     $  2,500.00*
         Stock Transfer Fees                  $    100.00*
         Miscellaneous                        $    500.00*
              Total                           $ 14,654.57*

    * Estimated Expenses

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    SBS' Amended Articles of Incorporation provide that the directors of SBS will not be personally liable to SBS or its shareholders for monetary damages for any breach of a director's fiduciary duty as a director, except for liability for breach or for failure to perform the duties of the office of director in compliance with the New Mexico Business Corporation Act, as amended, if that breach or failure constitutes willful misconduct or recklessness (or, in the case of an ownership interest in SBS, if the breach or failure constitutes negligence, willful misconduct or recklessness).

    SBS' Bylaws provide for indemnification, in accordance with the New Mexico Business Corporation Act, as amended, ("Corporation Act") of directors and officers of SBS for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by that person in any action or proceeding, on account of services as a director or officer of SBS, as a director or officer of any subsidiary of SBS, or as a director or officer of any other company or enterprise for which the person provides services at the request of SBS. SBS believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Corporation Act currently provides that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses and may not be made for proceedings in which the person is adjudged to be liable to the corporation. No indemnification is permitted for any proceeding charging improper personal benefit to the person, whether or not involving action in the person's official capacity, if the person is adjudged to be liable on the basis that personal benefit was improperly received by the person.

ITEM 16. EXHIBITS

    The following Exhibits are filed with this Registration Statement:

-------------------------------- -------------------------------------------------------------------------------------------
          EXHIBIT NO.                                              DESCRIPTION OF EXHIBIT
-------------------------------- -------------------------------------------------------------------------------------------
                            4.1  Article VI of the Articles of Incorporation, as included in the Articles of Incorporation, as amended, filed as Exhibit 3.1 of the Registrant's Form 10-Q for the quarter ended
                                 December 31, 1997*
-------------------------------- -------------------------------------------------------------------------------------------
                            4.2  Articles I and II of the Bylaws, as included in the Bylaws of SBS Technologies, Inc., as amended, filed as Exhibit 3.2 of the Registrant's Form 10-Q for the quarter ended
                                 December 31, 1995*
-------------------------------- -------------------------------------------------------------------------------------------
                            4.3  Form of Certificate evidencing Common Stock, filed as Exhibit 4.3 of the Registrant's registration statement on Form S-3 (333-58), effective April 16, 1996*
-------------------------------- -------------------------------------------------------------------------------------------
                              5  Opinion of Schuler, Messersmith, Daly & Lansdowne
-------------------------------- -------------------------------------------------------------------------------------------
                           23.1  Consent of Schuler, Messersmith, Daly & Lansdowne (included in Exhibit 5)
-------------------------------- -------------------------------------------------------------------------------------------
                           23.2  Consent of KPMG LLP
-------------------------------- -------------------------------------------------------------------------------------------
                             24 Power of Attorney (included in the signature page to this registration statement)
-------------------------------- -------------------------------------------------------------------------------------------

*  Incorporated by reference



ITEM 17.  UNDERTAKINGS

    (a)  Rule 415 Offering.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the

Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

    The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Incorporated Annual and Quarterly Reports

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) Undertaking Concerning Claim for Indemnification Against Certain Liabilities

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 12, 2000.

                                       SBS TECHNOLOGIES, INC.


                                       By:  /s/ CHRISTOPHER J. AMENSON
                                          ------------------------------
                                          Christopher J. Amenson
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Amenson and James E. Dixon, Jr., and each of them, with full power to act as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, or a related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

--------------------------------------------- ------------------------------------------- ----------------------------------
                 SIGNATURE                                     CAPACITY                                      DATE
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ Christopher J. Amenson                    President, Chief Executive Officer,         May 1, 2000
                                              Director (Principal Executive Officer)
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ Scott A. Alexander                        Executive Vice President, Secretary,        May 1, 2000
                                              Director
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ James E. Dixon, Jr.                       Vice President, Finance & Administration,   May 1, 2000
                                              Chief Financial Officer, Treasurer,
                                              Director (Principal Financial and
                                              Accounting Officer)
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ Warren W. Andrews                         Director                                    May 1, 2000
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ William J. Becker                         Director                                    May 1, 2000
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ Lawrence A. Bennigson                     Director                                    May 1, 2000
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ Lewis C. Golm                             Director                                    May 1, 2000
--------------------------------------------- ------------------------------------------- ----------------------------------
/s/ Alan E. White                             Director                                    May 1, 2000
--------------------------------------------- ------------------------------------------- ----------------------------------

                                                   EXHIBIT INDEX

-------------------------------------------- ----------------------------------------- -----------------------------------------
                EXHIBIT NO.                           DESCRIPTION OF EXHIBIT                             PAGE
-------------------------------------------- ----------------------------------------- -----------------------------------------
                                        4.1  Article VI of the Articles of
                                             Incorporation, as amended, as
                                             included in the Articles of
                                             Incorporation of SBS Technologies,
                                             Inc., filed as Exhibit 3.1 of the
                                             Registrant's Form 10-Q for the
                                             quarter ended December 31, 1997*
-------------------------------------------- ----------------------------------------- -----------------------------------------
                                        4.2  Articles I and II of the Bylaws, as
                                             amended, as included in the Bylaws
                                             of SBS Technologies, Inc., filed as
                                             Exhibit 3.2 of the Registrant's
                                             Form 10-Q for the quarter ended
                                             December 31, 1995*
-------------------------------------------- ----------------------------------------- -----------------------------------------
                                        4.3  Form of Certificate evidencing Common
                                             Stock, filed as Exhibit 4.3 of the
                                             Registrant's registration statement on
                                             Form S-3 (No. 333-58), effective April
                                             16, 1996*
-------------------------------------------- ----------------------------------------- -----------------------------------------
                                          5  Opinion of Schuler, Messersmith, Daly &
                                             Lansdowne filed herewith electronically
-------------------------------------------- ----------------------------------------- -----------------------------------------
                                       23.1  Consent of Schuler, Messersmith, Daly &
                                             Lansdowne (included in Exhibit 5)
-------------------------------------------- ----------------------------------------- -----------------------------------------
                                       23.2  Consent of KPMG LLP, filed herewith
                                             electronically
-------------------------------------------- ----------------------------------------- -----------------------------------------
                                         24  Power of Attorney (included in
                                             signature page forming a part of
                                             this registration statement)
-------------------------------------------- ----------------------------------------- -----------------------------------------

    *  Incorporated by reference